[Symetra Financial logo]		First Symetra National Life Insurance
						Company of New York
					[Home Office: 260 Madison Avenue,
						8th Floor | New York, NY 10017]
					[Phone 1-800-457-9015
						[www.symetra.com/ny]
--------------------------------------------------------------------------------

	            [First Symetra True Variable Annuity]

This is a legal Contract between the Owner(s) (referred to in the Contract as "you" and "your" and "Owner") and First Symetra National Life Insurance Company of New York (referred to in the Contract as "First Symetra" "our", "us", and "we"). First Symetra is a stock company with its Home Office in New York, New York.

The Contract is issued in consideration of the application and payment of the initial Purchase Payment. First Symetra will make Annuity Payments to the Payee (you or someone you choose), beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of the Contract. First Symetra has executed and attested the Contract as of the Contract Date at our Home Office in New York, New York.

If you have questions, comments, or complaints, please contact First Symetra at [1-800-457-9015].

                                  IMPORTANT

YOU HAVE PURCHASED AN ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

RIGHT TO EXAMINE
YOU HAVE THE RIGHT TO EXAMINE THE CONTRACT. YOU MAY RETURN THE CONTRACT TO US, OR THE INSURANCE PRODUCER THROUGH WHOM IT WAS PURCHASED, WITHIN 10 DAYS FROM THE DATE YOU RECEIVE IT. IF THIS CONTRACT IS A REPLACEMENT OF ANOTHER INSURANCE OR ANNUITY CONTRACT, YOU MAY RETURN THE CONTRACT TO US, OR THE INSURANCE PRODUCER THROUGH WHOM IT WAS PURCHASED, WITHIN 60 DAYS FROM THE
DATE YOU RECEIVED IT. WHEN WE RECEIVE THE CONTRACT, WE WILL REFUND THE CONTRACT VALUE PLUS ANY FEES OR CHARGES DEDUCTED UNDER THE CONTRACT WHICH MAY BE MORE OR LESS THAN YOUR PURCHASE PAYMENTS. THE EFFECTIVE DATE OF THE REFUND WILL BE THE DATE THE CONTRACT WAS MAILED OR THE DATE DELIVERED TO US OR THE INSURANCE PRODUCER THROUGH WHOM IT WAS PURCHASED.

         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                             NON-PARTICIPATING

LIABILITY UNDER THIS CONTRACT IS LIMITED TO YOUR INTEREST IN THE ASSETS ALLOCATED TO THE SEPARATE ACCOUNT. CONTRACT VALUES AND BENEFITS BASED ON THE PERFORMANCE OF ANY SEPARATE ACCOUNT ASSETS ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND WILL INCREASE OR DECREASE IN VALUE BASED UPON INVESTMENT EXPERIENCE. TRANSFERS BETWEEN INVESTMENT OPTIONS ARE SUBJECT TO RESTRICTIONS.

Signed for First Symetra National Life Insurance Company of New York by:



[/s/Dan R. Guilbert]				[/s/Thomas Marra]
[Daniel R. Guilbert]				[Thomas M. Marra]
[Executive Vice President]			President

================================================================================
                              TABLE OF CONTENTS
================================================================================
DEFINITIONS						4
	ACCUMULATION PHASE				4
	ACCUMULATION UNIT				4
	ADMINISTRATIVE OFFICE				4
	ANNUITANT					4
	ANNUITY DATE					4
	ANNUITY PAYMENTS				4
	BENEFICIARY					4
	BUSINESS DAY					4
	CONTRACT					4
	CONTRACT DATE					4
	CONTRACT VALUE					4
	CONTRACT YEAR					4
	GENERAL ACCOUNT					4
	GOOD ORDER					4
	INCOME PAYMENT START				4
	DATE						4
	INCOME PHASE					4
	INTERNAL REVENUE CODE (THE "CODE")		4
	OWNER						4
	PAYEE						4
	PORTFOLIO					5
	PORTFOLIO TERMINATION DATE			5
	PREPAID ANNUITY PORTFOLIO			5
	PREPAID ANNUITY  SUB-ACCOUNT			5
	PURCHASE PAYMENT				5
	SEPARATE ACCOUNT				5
	STANDARD SUB-ACCOUNT				5
	SUB-ACCOUNT					5
	VALUATION PERIOD				5
THE ANNUITY CONTRACT					5
	ABOUT THE CONTRACT				5
	OWNER						5
	ANNUITANT					5
	BENEFICIARY					5
PURCHASE PAYMENT PROVISIONS				6
	PURCHASE PAYMENTS				6
	ALLOCATION OF PURCHASE PAYMENT			6
SUB-ACCOUNT PROVISIONS					6
	SUB-ACCOUNTS					6
	SUBSTITUTION OF SHARES				6
	ACCUMULATION UNITS				6
	NET INVESTMENT FACTOR				7
	CONTRACT VALUE					7
WITHDRAWAL PROVISIONS					8
	WITHDRAWALS					8
	SURRENDERING THE CONTRACT			8
TRANSFER PROVISIONS					8
	TRANSFERS					8
	TRANSFER REQUESTS				8
	TRANSFER LIMITS					8
CHARGES							9
	DAILY CHARGES					9
		Mortality And Expense Risk Charge	9
		Contract Administration Charge		9
		Sub-Account Fund Facilitation Fee	9
	TRANSFER CHARGE					9
	REDEMPTION FEES					9
ANNUITY PAYMENTS					9
	ANNUITIZATION AGE				9
	INCOME PHASE					9
	PARTIAL ANNUITIZATION				9
	BASIC ANNUITY OPTIONS				10
		Annuity Payments			10
		Life Annuity				10
		Life Annuity With Guaranteed Period	10
		Joint And Survivor Life Annuity		10
		Joint And Survivor Life Annuity With 	10
			Guaranteed Period
		Period Certain				10
		Default Annuity Option			10
	PREPAID ANNUITY OPTION				11
		Portfolio Termination Date		11
		Proof Of Age				11
		Availability				12
DEATH BENEFIT						12
	DEATH BENEFIT PROVISIONS			12
	DEATH BENEFIT					12
	DEATH BENEFIT PAYMENT AMOUNT			12
	DEATH OF ANNUITANT PRIOR TO THE ANNUITY DATE	12
	DEATH OF OWNER PRIOR TO THE ANNUITY DATE	12
	DEATH OF ANNUITANT ON OR AFTER THE ANNUITY DATE	13
	DEATH OF OWNER ON OR AFTER THE ANNUITY DATE	13
GENERAL PROVISIONS					13
	ASSIGNMENT					13
	COMMUNICATIONS					13
	CONFORMITY TO LAW				13
	CONTRACT AMENDMENTS				13
	ENTIRE CONTRACT					13
	ESSENTIAL DATA					13
	EVIDENCE OF SURVIVAL				13
	INCOME OR OTHER TAXES				13
		Additional Tax Information		14
	INCONTESTABILITY				14
	JURISDICTION					14
	MINIMUM VALUES					14
	MISSTATEMENT OF AGE OR SEX			14
	NONPARTICIPATION				14
	REPORTS						14
	SEPARATE ACCOUNT				14
	SUSPENSION OF BENEFIT PAYMENTS, WITHDRAWALS, 	15
		OR TRANSFERS
	TERMINATION OF CONTRACT				15
	VOTING RIGHTS					15
ANNUITY OPTIONS PURCHASE RATE TABLE			16

================================================================================
                                 DEFINITIONS
================================================================================

Accumulation Phase	The period between the Contract Date, shown on the
			Contract Data Page, and the Annuity Date.

Accumulation Unit	A measurement used to calculate the value of a
			Sub-account during the Accumulation Phase.

Administrative Office	The First Symetra address, shown on the Contract Data
			Page, to which all applications, Purchase Payments, communications, general correspondence, and other transactional inquires should be mailed.

Annuitant		The natural person(s) on whose life/lives Annuity
			Payments are based. You are the Annuitant unless you designate someone else before the Annuity Date.

Annuity Date		The date Annuity Payments begin under an annuity
			option. Any reference to Annuity Date includes Income
			Payment Start Date.

Annuity Payments 	A series of periodic payments under the Contract that
			begins on the Annuity Date and continues for a specified period of time.

Beneficiary		The person(s), or entity(ies), named by the Owner(s)
			to receive any benefits upon the death of the Owner(s) under this Contract.

Business Day		Any day on which the New York Stock Exchange ("NYSE")
			is open for trading. A Business Day generally ends at 4:00pm Eastern Standard Time or the closing of trading on the NYSE, if earlier.

Contract		This individual flexible premium deferred variable
			annuity.

Contract Date		The first Business Day the Contract is in force and
			the date from which we measure the Contract Years. The
			Contract Date is shown on the Contract Data Page.

Contract Value		The sum of the values of the Sub-accounts attributable
			to the Contract that have not been applied to provide
			Annuity Payments.

Contract Year		A 12-month period starting on the Contract Date or on
			an anniversary of that date.

General Account		All assets of First Symetra other than those allocated
			to the Separate Account or any other First Symetra separate account.

Good Order		An instruction that we receive that is accompanied by
			all necessary information and supporting legal documentation necessary to effect the transaction.

Income Payment Start 	The date Annuity Payments begin under the
Date			prepaid annuity option. The date will not be more than
			60 calendar days after the Portfolio Termination Date.
			If that date, or any anniversary of that date, is a non-Business Day, the Annuity Payment will be made on the next Business Day.

Income Phase		The period beginning on the Annuity Date during which
			the Payee receives Annuity Payments.

Internal Revenue Code 	The Internal Revenue Code of 1986, as amended or
(the "Code")		revised.

Owner			The person(s) or entity named on the Contract
			application. The Owner has all the ownership rights under this Contract. If there are joint Owners, the signatures of both Owners are needed to exercise rights under the Contract.

Payee			The person or persons designated by you to receive
			Annuity Payments. You are the Payee unless you designate someone else as the Payee.

Portfolio		A series of a registered open-end management
			investment company in which the corresponding Sub-account invests.

Portfolio Termination 	The date specified by a Prepaid Annuity Portfolio as
Date			its scheduled termination date.

Prepaid Annuity 	A Portfolio in which a Prepaid Annuity Sub-account
Portfolio		invests.

Prepaid Annuity 	A Sub-account identified by us in which you must be
Sub-account	 	invested in order to choose the prepaid annuity option.

Purchase Payment	An amount paid to us under the Contract less any
			applicable taxes due at the time this payment is made.

Separate Account	First Symetra Separate Account S, a segregated asset
			account established under New York law.

Standard Sub-account	A Sub-account that is not a Prepaid Annuity Sub-account.

Sub-account		A division of the Separate Account for which the
			Accumulation Units are separately maintained. Each
			Sub-account invests exclusively in a particular
			Portfolio. All references to Sub-account include the Prepaid Annuity Sub-account.

Valuation Period	The period that starts at the close of regular trading
			on the NYSE on any Business Day and ends at the close of regular trading on the next succeeding Business Day.

================================================================================
                              THE ANNUITY CONTRACT
================================================================================
ABOUT THE CONTRACT	The Contract is an agreement between First Symetra and
			you, the Owner, where we promise to pay the Payee an income in the form of Annuity Payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation
			Phase. Once you begin receiving Annuity Payments, your Contract is in the Income Phase.

OWNER			On the Contract Date, the Owner's(s) age must not
			exceed the maximum issue age as shown on the Contract Data Page. An Owner who is a non-natural Owner (for example, a corporation or a trust) may not name a joint Owner. Only two Owners are allowed per Contract.

			You may change the Owner by sending us a signed and dated request in Good Order. If you designate someone else as the Owner, that person must not have exceeded the maximum issue age as of the Contract Date. Any changes in Owner designation, unless otherwise specified by the Owner, shall take effect on the date the notice of change is signed by the Owner, subject to any payments made or actions taken by us prior to receipt of this notice.

ANNUITANT		The Annuitant(s) is/are the person(s) on whose
			life/lives Annuity Payments are based and is shown on the Contract Data Page. You are the Annuitant unless you designate someone else before the Annuity Date.
			You may change the Annuitant by sending us a signed and dated request in Good Order. If you designate someone else as Annuitant, that person must not have exceeded the maximum issue age as of the Contract Date, and must not have exceeded the maximum annuitization age on the latest Annuity Date that is permitted, as shown on the Contract Data Page, when Annuity Payments begin. Only two Annuitants are allowed per Contract.
			Any changes in Annuitant designation shall take effect on the date the notice of change is signed, subject to any payments made or actions taken by us prior to receipt of this notice.

			An Owner who is a non-natural Owner (for example, a corporation or a trust) may not change the Annuitant.

BENEFICIARY		The Beneficiary receives any death benefit payable in
			accordance with the provisions of the Contract. You initially name your Beneficiary(ies) on the application.

			You may change your Beneficiary designation at any time by sending us a signed and dated request in Good Order. If a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. Unless you specify otherwise, a change in Beneficiary designation is effective as of the date you signed the request of change, subject to any payments made or actions we may take prior to receipt of the request.
			A new Beneficiary designation revokes any prior designation. We are not responsible for the validity of any Beneficiary designation.

================================================================================
                          PURCHASE PAYMENT PROVISIONS
================================================================================
PURCHASE PAYMENTS	You purchased the Contract with the initial Purchase
			Payment you paid, and the Contract became effective on the Contract Date as shown on the Contract Data Page.
			The initial Purchase Payment is shown on the Contract
			Data Page. During the Accumulation Phase, you may make additional Purchase Payments at any time. The minimum subsequent Purchase Payment is shown on the Contract
			Data Page. If you stop making Purchase Payments, all benefits under this Contract continue until the Contract Value is completely withdrawn.

			We reserve the right to reject any application by an Owner or Annuitant who is ineligible for the Contract, any incomplete application or any Purchase Payment that:

			-	exceeds the maximum amount shown on the
				Contract Data Page;
			-	is not in Good Order; or
			-	is otherwise contrary to law for First Symetra
				to accept.

			All Purchase Payments must be in lawful currency of the United States and be submitted to our Administrative Office, or in a manner agreed to by us. Each Purchase Payment is subject to acceptance and approval by First Symetra.

ALLOCATION OF PURCHASE 	On the Contract Date, the initial Purchase Payment,
PAYMENT			less any applicable taxes, will be allocated among
			Sub-accounts according to your instructions on the application. Unless you tell us otherwise, subsequent Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment (unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

			Once we receive the initial Purchase Payment, the allocation to the Sub-accounts is effective and valued within two (2) Business Days after we receive your request in Good Order. All subsequent Purchase Payments and transfers will be allocated and valued as of the Business Day we receive your request in Good Order.

================================================================================
                              SUB-ACCOUNT PROVISIONS
================================================================================

SUB-ACCOUNTS		During the Accumulation Phase, Purchase Payments and
			transfers may be allocated to the Sub-accounts available under this Contract. We reserve the right to add, combine, restrict, or remove any Sub-accounts available under this Contract.

			Any Sub-account that may be added by us as an investment option under your Contract may, pursuant to the investment objective of the corresponding Portfolio, have periods during which investing may be restricted, have a maturity or Portfolio Termination Date, and automatically liquidate.

			The investment performance of a Sub-account may be positive or negative.

SUBSTITUTION OF SHARES	If any shares of the Portfolios are no longer
			available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange Commission ("SEC") to the extent required by law and give you notice before doing this.

ACCUMULATION UNITS	When Purchase Payments or transfers are made into a
			Sub-account, we credit the Contract with Accumulation
			Units. When a withdrawal or transfer of money from a Sub-account is made, Accumulation Units are liquidated.
			In either case, the increase or decrease in the number of Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit.

			We calculate the value of an Accumulation Unit for each Sub-account at the time the NYSE closes each day, which is generally 4:00pm Eastern Standard Time. We take the prior Business Day's Accumulation Unit value and multiply it by the net investment factor for the current Business Day.

NET INVESTMENT FACTOR	The net investment factor is used to measure the daily
			change in the Accumulation Unit value for each Sub-account. The net investment factor for any Sub-account for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) where:

			1)	is the net asset value per share of the
				applicable Portfolio held in the Sub-account
				determined as of the end of the current
				Valuation Period plus the per share amount of any dividend or capital gain distributions made by the Portfolio on shares held in the Sub-account if the ex-dividend date occurs during the current Valuation Period;
			2)	is the net asset value per share of the
				Portfolio held in the Sub-account determined
				at the end of the prior Valuation Period;
			3)	is a daily factor representing the mortality
				and expense risk charge, the Sub-account fund facilitation fee, Contract administration charge, and any taxes or amounts set aside as a reserve for taxes, expressed as a percentage of the total net assets of the Sub-account adjusted for the number of days in the Valuation Period.

			The Accumulation Unit value will usually go up or down from Business Day to Business Day.

CONTRACT VALUE		The Contract Value is the sum of the value of the
			Sub-accounts attributable to your Contract. We
			calculate the Contract Value by:

			-	adding all Purchase Payments invested on your
				behalf;
			-	subtracting charges;
			-	subtracting the withdrawals that have been
				made;
			-	adjusting for each Sub-account's gain or loss;
			-	subtracting the amounts withdrawn for an
				annuity option; and
			-	subtracting the amounts withdrawn to pay any
				death benefits.

===============================================================================
                           WITHDRAWAL PROVISIONS
===============================================================================
WITHDRAWALS		At or prior to the commencement of the Income Phase,
			you may withdraw all or part of your Contract Value by sending a request to our Administrative Office. If you withdraw all of your Contract Value, all benefits under the Contract will terminate.

			A withdrawal request that would reduce any Sub-account below the minimum amount shown on the Contract Data Page will be treated as a request for a withdrawal of all of that Sub-account value.

			If a withdrawal would reduce the Contract Value below the minimum shown on the Contract Data Page, we will consider that a withdrawal of your entire Contract Value and terminate your Contract.

			Negative investment performance alone will not cause a forced withdrawal.

			Unless you tell us otherwise, withdrawals are first deducted pro-rata from your Contract Value invested in the Standard Sub-accounts. If the amount invested in the Standard Sub-account is not sufficient to cover the withdrawal request, we will take the remaining withdrawal amount from your Contract Value invested in the Prepaid Annuity Sub-accounts on a pro-rata basis.

			Once we receive your withdrawal request, withdrawals from the Sub-accounts will be effective as of the Business Day your request is received in Good Order.

			You may request repetitive withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form(s).

SURRENDERING THE 	At or before the Annuity Date, you can request a full
CONTRACT		surrender of your Contract Value that has not been
			annuitized. For a surrender to be effective, we must receive your written request at our Administrative
			Office. All benefits, except any Annuity Payments being paid to you, will terminate as of the date we receive your surrender request in Good Order. Your surrender value will be equal to your Contract Value.
			We will determine your surrender value as of the Business Day we receive your request in Good Order.

================================================================================
                            TRANSFER PROVISIONS
================================================================================

TRANSFERS		During the Accumulation Phase, you may make transfers
			among the Sub-accounts. The minimum transfer amount is shown on your Contract Data Page. In each Contract Year, a specified number of transfers are free of charge.
			Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on your Contract Data Page.
			If any transfer reduces the remaining balance in your Sub-account to less than the amount shown on your Contract Data Page, the entire balance of that Sub-account will be transferred.

			Transfers from the Sub-accounts will be effective as of the Business Day your request is received in Good Order.

TRANSFER REQUESTS	We will accept transfer requests by signed written
			instruction or at our discretion, or if available, electronically by the Internet. Each transfer must identify:

			-	the Contract number;
			-	the amount of the transfer; and
			-	the Sub-accounts affected.

			We will not be liable for any failure to question or challenge such request for transfer as long as there is a valid signed authorization on record at First Symetra National Life.

TRANSFER LIMITS		We may restrict or eliminate the right to make
			transfers to Sub-Accounts if such rights are executed by you, a market timing firm, or other third party authorized to initiate transfers. For example, we reserve the right to reject any transfer request if, in our judgment, the transfer is part of a pattern of transfers that may disadvantage other owners or would cause a Portfolio to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Portfolio believe you are engaging in activity as described above or similar market timing activity that may hurt the rights or interests of other owners, we have the right to restrict the number of transfers you make or the manner in which you request transfers. We will provide you with at least one Business Day's advanced written notice of any transfer restrictions except when it is necessary to impose such transfer restrictions without prior notice to protect the rights or interests of our other variable annuity and life insurance contract owners, to protect the rights or interests of other Portfolio owners, or to comply with applicable federal law, rules and regulations.

===============================================================================
                                    CHARGES
===============================================================================
The following charges may apply to your Contract:

DAILY CHARGES

	Mortality And 	The mortality and expense risk charge is equal,
	Expense Risk 	on an annual basis, to a percentage of the average
	Charge		daily net assets of each Sub-account. The percentage is
	  		shown on the Contract Data Page.

	Contract 	The Contract administration charge is equal,
	Administration 	on an annual basis, to a percentage of the average
	Charge 		daily net assets of each Sub-account.  The percentage
		   	is shown on the Contract Data Page.

	Sub-Account 	The Sub-account fund facilitation fee is equal, on
	Fund 		an annual basis, to a percentage of the average daily
	Facilitation 	net assets invested in each of the Sub-account(s)
	Fee		specified on the Contract Data Page. The percentage
	   		is shown on the Contract Data Page.

TRANSFER CHARGE		The transfer charge is assessed for each transfer
			in excess of the number of free transfers allowed in a Contract Year. The transfer charge is deducted pro-rata from the Sub-accounts that you transfer your funds from. If you transfer the entire balance from a Sub-account, the transfer charge is deducted from the amount transferred. The transfer charge and the number of free transfers are shown on the Contract Data Page.

			Systematic transfers authorized by us as a part of an investment strategy do not count against your free transfers.

REDEMPTION FEES		Portfolios may have their own policies and procedures
			and impose redemption fees for short-term investments in the Portfolios. We have the right to enforce the policies and procedures imposed by the Portfolios and deduct those redemption fees from the Contract Value.

================================================================================
                               ANNUITY PAYMENTS
================================================================================

ANNUITIZATION AGE	Generally, you must choose to receive a lump sum or
			start the Income Phase for your entire Contract Value no later than the annuitization age shown on the Contract Data Page. We will send notice to you prior to the annuitization age and request that you verify all of the information we have on file. When you receive this notice, you may request a different annuitization age, subject to the maximum annuitization age shown on the Contract Data Page. Any extension of the annuitization age is subject to our approval.

INCOME PHASE		Switching to the Income Phase is irrevocable. Once
			Annuity Payments begin, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, make withdrawals, change or add an Annuitant, or change the annuity option.

PARTIAL ANNUITIZATION	You may choose to apply a portion of the Contract
			Value to an annuity option. In this situation, the Contract Value will be divided into two parts. The non-annuitized portion would remain in the Accumulation
			Phase, while the annuitized portion would be moved to the Income Phase. The amount of the Contract Value applied to an annuity option will be treated as a withdrawal and reduce the death benefit amount paid.

BASIC ANNUITY OPTIONS	Under the basic annuity options, during the Income
			Phase the Payee receives monthly, quarterly, semi-annual or annual Annuity Payments beginning on the Annuity Date. You may start the Income Phase anytime.
			To start the Income Phase, you must notify us in writing at least 30 days prior to the date that Annuity Payments are to begin. Annuity Payments will be made under one of the annuity options described in this Contact or another annuity option that you request and that we agree to provide. You name the Payee when you elect an annuity option, and you may change the Payee designation at any time by writing to us. If your Contract Value is equal to or less than $2,000, or insufficient to provide a payment of $20 a month, then we may pay you in a lump sum. We reserve the right to change the payment frequency if payment amounts would be less than the minimum Annuity Payment amount shown on the Contract Data Page.

	Annuity 	Annuity Payments will be made on a fixed basis. The
	Payments	dollar amount of each Annuity Payment will not change
			with investment performance. Annuity Payments will be determined by dividing your Contract Value that has been annuitized by the amount shown on the Annuity
			Options Purchase Rate Table of this Contract or the current rates at that time if more favorable to you, for your age, sex (if applicable), and annuity option selected. If premium taxes are required, by state law these taxes are withdrawn before Annuity Payments are calculated. Any net amount you convert to an annuity option will be held in our General Account.

			Annuity Payments at the time of their commencement will not be less than those that would be provided by the application of the Contract Value, or a portion thereof, to purchase a single consideration immediate annuity contract at purchase rates offered by us at the time to the same class of annuitants.

			The following basic annuity options are available:

	Life Annuity 	The Payee receives Annuity Payments as long as the
			Annuitant is living. Annuity Payments stop when the Annuitant dies.

	Life Annuity 	The Payee receives Annuity Payments for the longer of
	With Guaranteed the Annuitant's life or a guaranteed period as selected
	Period		by you and agreed to by us. If the Annuitant dies
			before the end of the guaranteed period, the remaining payments due during the guaranteed period will be made to the Payee designated by the Owner. Annuity Payments stop the later of the date the Annuitant dies or the date the guaranteed period ends.

	Joint And	The Payee receives Annuity Payments as long as either
	Survivor Life 	Annuitant is living. After either Annuitant dies, the
	Annuity		Payee receives a specified percentage of each Annuity
			Payment as long as the other Annuitant is living. You name the joint Annuitant, Payee and payment percentages at the time you elect this option. Annuity Payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

	Joint And  	The Payee receives Annuity Payments as long as either
	Survivor 	Annuitant is living. The full Annuity Payment will be
	Life Annuity	paid until the later of the end of the guaranteed
	With 		period and the first death of either the Annuitant or
	Guaranteed 	joint Annuitant. If either the Annuitant or joint
	Period		Annuitant is alive when the guaranteed period ends,
			a percentage of the payment amount will continue to be paid to the Payee. You name the joint Annuitant, Payee and payment percentages at the time you elect this option. The guaranteed period is selected by you and agreed to by us. Annuity Payments stop the later of the date the Annuitant or joint Annuitant dies or the date the guaranteed period ends.

	Period Certain 	The Payee receives Annuity Payments for a guaranteed
			period as selected by you and agreed to by us. This guaranteed period may not exceed the Annuitant's life expectancy. This option does not guarantee payments for the rest of the Annuitant's life. Annuity payments stop at the end of the guaranteed period.

	Default 	If you do not choose a basic annuity option at least
	Annuity Option	30 days before the latest Annuity Date allowed under
			the Contract, we will make Annuity Payments under the Life Annuity with Guaranteed Period annuity option.
			The guaranteed period will be equal to 10 years, unless a shorter period is otherwise required under the Code.

PREPAID ANNUITY OPTION	The prepaid annuity option is a life annuity that
			provides guaranteed annual lifetime Annuity Payments beginning on the Income Payment Start Date. We guarantee that each Accumulation Unit of a Prepaid Annuity Sub-account, once issued, will provide one dollar ($1) of annual lifetime Annuity Payments beginning on the Income Payment Start Date.

			(Accumulation Units remain outstanding in the event that a Prepaid Annuity Portfolio is either liquidated, reorganized, or shares of another Portfolio are substituted for those of the Prepaid Annuity Portfolio.)

			This annuity option will be available to you only if:
			-	on the Portfolio Termination Date you are
				invested in a Prepaid Annuity Sub-account
				corresponding to the terminating Prepaid
				Annuity Portfolio and your birth year is in
				the birth year range for that corresponding
				Prepaid Annuity Portfolio;
			-	you elect to begin payments under the prepaid
				annuity option prior to the Portfolio
				Termination Date; and
			-	you are alive on the Portfolio Termination
				Date.

			If the Contract is owned by joint Owners, you must designate one of the Owners as the life upon which Annuity Payments under this option will be based. The designated Owner's birth year must fall within the Portfolio's birth year range and the guaranteed income will be based on that Owner's life. For purposes of this annuity option, you are the Annuitant and you cannot designate someone else as the Annuitant, unless your Contract is owned by a non-natural person. If this Contract is owned by a non-natural person, the Annuitant's birth year must fall within the Portfolio's birth year range, and the guaranteed income will be based on the Annuitant's life.

			You may allocate your Contract Value, or a portion of your Contract Value, to the available Prepaid Annuity Sub-accounts at any time prior to the Portfolio Termination Date. Prior to the Portfolio Termination Date of a Prepaid Annuity Sub-account, amounts allocated to the Prepaid Annuity Sub-accounts may be withdrawn or transferred. Any withdrawals or transfers of Accumulation Units from a Prepaid Annuity Sub-account will be calculated in accordance with the "Accumulation Units" section of the Contract. Any withdrawal or transfer from the Prepaid Annuity Sub-accounts will reduce the number of Accumulation Units and thus, reduce the Annuity Payment. Additionally, allocations or transfers to the Prepaid Annuity Sub-accounts will increase the number of Accumulation Units and will increase the Annuity Payment.

	Portfolio 	The Owner will receive written notification prior to
	Termination 	the Portfolio Termination Date. If our then current or
	Date		guaranteed life annuity option would provide higher
			annual Annuity Payments on the Income Payment Start
			Date than the annual Annuity Payment for the prepaid annuity option, we will make Annuity Payments under the life annuity option instead.

			Upon receipt of the written notification, the Owner must instruct us to:

			-	apply the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to the prepaid annuity option; or
			-	transfer the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to any other Sub-accounts available under the Contract.

			If we do not receive instructions in Good Order, the
			Contract Value invested in the Prepaid Annuity Sub-
			account will be transferred to the money market Sub-account.

	Proof Of Age	We will require proof that any Owner's birth year is
			within the birth year range of the particular Prepaid
			Annuity Sub-account's corresponding Prepaid Annuity
			Portfolio before making payments under the prepaid annuity option. If it is not consistent, the prepaid annuity option Annuity Payment guarantee will not apply and the Owner must:

			-	transfer the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to a Prepaid Annuity Sub-account appropriate for the Owner's age; or
			-	transfer the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to any Standard Sub-account offered under the Contract.

			If you transfer the entire Contract Value invested in the terminating Prepaid Annuity Sub-account to any Standard Sub-account, the basic annuity options are still available to you if you choose to annuitize all or a portion of your Contract Value. If we do not receive instructions in Good Order, the Contract Value invested in the Prepaid Annuity Sub- account will be transferred to the money market Sub-account.

	Availability	If any of the above conditions are not met, the
			prepaid annuity option will not be available to you.
			The basic annuity options may still apply and be available to you.

===============================================================================
                                  DEATH BENEFIT
===============================================================================

DEATH BENEFIT 		The death benefit provisions and the Contract shall in
PROVISIONS		all events be construed in a manner consistent with
			Section 72(s) of the Code.

DEATH BENEFIT		A death benefit will become payable when we receive
			proof of death in Good Order at our  Administrative
			Office. Proof of death in Good Order is a certified copy of a death certificate plus written direction from at least one eligible recipient of the death benefit proceeds regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

			The death benefit shall be paid as:

			-	a lump sum payment or a series of withdrawals
				that are completed within five years of the
				date of death; or
			-	Annuity Payments made over the Beneficiary's
				life or life expectancy. The life expectancy election must be made within 60 days from our receipt of proof of death. Annuity Payments must begin within one year from the date of death. Once Annuity Payments begin, they cannot be changed.

			If a person entitled to receive a death benefit dies before the entire death benefit is distributed, we will pay the remaining death benefit to that person's named Beneficiary or, if none, to that person's estate.

DEATH BENEFIT PAYMENT 	The death benefit amount is your Contract Value, as of
AMOUNT			the Business Day it is paid. Your Contract Value will
			be subject to investment performance and applicable charges until the date the death benefit is paid.

DEATH OF ANNUITANT 	If the Annuitant is not an Owner and the Annuitant
PRIOR TO THE ANNUITY 	dies before the Annuity Date, you must designate a new
DATE			Annuitant. If no designation is made within 30 days
			after we are notified of the Annuitant's death, the oldest Owner named on the application will become the Annuitant.

			If the Contract is owned by a non-natural Owner, the death of the Annuitant will be treated as the death of the Owner. We will pay a death benefit equal to the Contract Value to the:

			-	surviving primary Beneficiary(ies); or if
				none, then
			-	surviving contingent Beneficiary(ies); or if
				none, then
			-	the non-natural Owner.

DEATH OF OWNER 		If any Owner dies before the Annuity Date, we will pay
PRIOR TO THE 		a death benefit equal to the Contract Value to the:
ANNUITY DATE
			-	surviving Owner; or if none, then
			-	surviving primary Beneficiary(ies); or if
				none, then
			-	surviving contingent Beneficiary(ies); or if
				none, then
			-	the estate of the last Owner to die.

			If the Beneficiary, or surviving joint Owner, is the Owner's spouse, the spouse has the option to continue the Contract and will then become the Owner of the Contract.

DEATH OF ANNUITANT	If the Annuitant is not the Owner and dies after the
ON OR AFTER THE 	Annuity Date, then we will continue paying any
ANNUITY DATE		remaining Annuity Payments to the Payee designated by
			the Owner.

DEATH OF OWNER ON OR 	If the Owner dies after the Annuity Date, then any
AFTER THE ANNUITY DATE	benefit amounts paid after the death of the Owner will
			depend on which annuity option was selected. If the Owner dies while Annuity Payments are being paid under an option based on a life, we will pay any remaining
			Annuity Payments in accordance with that option. We will pay remaining Annuity Payments at least as rapidly as under the annuity option then in effect.
			The person or entity with the right to receive any remaining Annuity Payments is determined as follows:

			-	the surviving Owner or joint Owner; or if none,
				then
			-	the surviving primary Beneficiary(ies); or if
				none, then
			-	the surviving contingent Beneficiary(ies); or
				if none, then
			-	the estate of the last Owner to die.

================================================================================
                             GENERAL PROVISIONS
================================================================================

ASSIGNMENT 		Unless restricted by applicable law, you may assign or
			otherwise transfer your rights under the Contract by sending us a signed and dated request. Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change, subject to any payments made or actions we may take prior to receipt of the notice. We are not responsible or liable for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS		All written communications to you will be addressed to
			you at your last known address on file with First
			Symetra. All written communications to First Symetra must be submitted to us at our Administrative Office.

CONFORMITY TO LAW	The Contract was approved under the authority of the
			state of New York and is subject to its laws. Any provision of the Contract that on the provision's effective date is in conflict with New York law is hereby amended to conform to those laws as of the provision's effective date.

CONTRACT AMENDMENTS	We may unilaterally amend the provisions of the
			Contract as required to conform to New York or any federal law that affects the Contract. Only an authorized officer of First Symetra may change the Contract. Any change must be in writing. We reserve the right to change the provisions of the Contract to conform to changes in any applicable provisions or requirements of the Code.

ENTIRE CONTRACT 	The Contract, Contract Data Page, and application, as
			may be amended, and any riders, rider data pages, and endorsements attached are the entire Contract. All statements made by the applicant for the issuance of the Contract shall be deemed representations and not warranties.

ESSENTIAL DATA		You and each person entitled to receive benefits under
			the Contract must provide us with any information we need to administer the Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL	When any payments under the Contract depend upon any
			person(s) being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

INCOME OR OTHER TAXES	Currently we do not pay income or other taxes on your
			Contract. If we ever incur such taxes, we reserve the right to deduct them from your Contract Value.

	Additional 	The Contract is subject to requirements found in the
	Tax 		Code. It is intended that the Contract be treated as
	Information	an "annuity contract" for federal income tax purposes.
			First Symetra will interpret and administer all sections of the Contract in accordance with Section
			72(s) of the Code. First Symetra reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder.

INCONTESTABILITY	The Contract and any rider(s) or endorsement(s)
			attached to the Contract are incontestable as to the material facts of the application for the Contract and to the representations of the Owner after such Contract has been in force during the lifetime of the Owner for two years from the Contract Date.

			Coverage may be contested on a statement contained in an application made a part of the Contract except on the basis of age and sex. The statement on which the contest is based shall be material to the risk accepted or the hazard assumed by us.

JURISDICTION		In the event of a dispute, the laws of the jurisdiction
			in which the Contract is delivered will apply.

MINIMUM VALUES		The surrender value, the paid-up annuity, and the
			death benefit that may be available will not be less than the minimum that is required in the state in which this Contract was delivered, as shown on the Contract Data Page.

MISSTATEMENT OF 	We may require satisfactory proof of age or sex at any
AGE OR SEX		time. If Annuity Payments are based on life or life
			expectancy and the age or sex of any Annuitant has been misstated, Annuity Payments will be recalculated based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will credit interest on underpayments at a rate of 0.1% and charge interest on overpayments at a rate of 0.0%.

NONPARTICIPATION	The Contract is nonparticipating, which means it will
			not share in any distribution of profits, losses, or surplus of First Symetra.

REPORTS			At least annually, or more often as required
			by law, during the Accumulation Phase we will furnish you a report showing the beginning and ending dates of the current report period, the Contract Value, death benefit, and any transactions. Each report will show information as of a date not more than four months prior to the mailing date. The Owner may request additional reports.

SEPARATE ACCOUNT 	The Separate Account holds the assets that underlie
			the Purchase Payments invested in the Sub-accounts, including Contract Values. The assets in the Separate
			Account are the property of First Symetra, who will maintain in each Separate Account assets with a value at least equal to the amounts accumulated in accordance with applicable agreements with respect to such separate account. The portion of the assets in the Separate Account equal to the reserves and other contract liabilities with respect to the Separate
			Account are not chargeable with liabilities arising out of any other business that we may conduct. Income, gains and losses from assets allocated to the Separate
			Account are credited to or charged against the Separate
			Account, without regard to other income, gains or losses of First Symetra.

			Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of the SEC and applicable state insurance departments. We will notify you of any changes in writing. These changes include, among others, the right to:

			-	transfer assets supporting the Contracts from
				one Sub-account to another or from the Separate Account to another separate account;
			-	combine the Separate Account with other
				separate accounts, and/or create new separate
				accounts;
			-	deregister the Separate Account, or operate
				the Separate Account as a management investment company, or as any other form permitted by law;
			-	manage the Separate Account under the direction
				of a committee at any time;
			-	make any changes required by applicable law or
				regulation; and
			-	modify the provisions of the Contract to
				reflect changes to the Sub-accounts and the Separate Account and to comply with applicable law.

			Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.


SUSPENSION OF BENEFIT 	We may be required to suspend or postpone payment of a
PAYMENTS, WITHDRAWALS, 	surrender, withdrawals or transfers for any period of
OR TRANSFERS		time when:

			- 	the NYSE is closed (other than customary
				weekend or holiday closings);
			- 	trading on the NYSE is restricted;
			- 	an SEC-declared emergency exists such that
				disposal of or determination of the value of
				the Sub-account shares is not reasonably
				practicable; or
			- 	the SEC, by order, so permits for your
				protection.

TERMINATION OF 		The Contract will terminate when we have completed all
CONTRACT		our duties and obligations under the Contract.

VOTING RIGHTS		First Symetra is the legal owner of the Portfolios'
			shares. When a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. You, or the Beneficiary of a deceased Owner's account, will have the right to give voting instructions and we will vote in accordance with the instructions we receive from you. We vote Portfolio shares for which no timely instructions are received in proportion to the voting instructions that are received with respect to that Portfolio. For this reason, a small number of voting instructions may control the outcome of a vote. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                     ANNUITY OPTIONS PURCHASE RATE TABLE
===============================================================================

[The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table. Annuity improvement scale G is used to project mortality using a generational approach with an initial projection of 40 years. The effective interest rate assumed in the Annuity Purchase Rate Table is 1.00%.

           Consideration Required to Purchase $1 of Monthly Annuity*

 	Life Annuity 	Life Annuity	Life Annuity  100% Joint & Survivor**
 	     No		  5 Yrs 	  10 Yrs 		5 Years	 10 Years
	Period Certain	 Certain	 Certain	Life	Certain	 Certain
Age	Male	Female	Male	Female	Male	Female	Annuity and Life and Life
---------------------------------------------------------------------------------

60	315.82	346.61	316.36	346.91	318.23	347.95	384.71	384.71	384.75
61	307.09	337.79	307.68	338.12	309.75	339.26	376.03	376.03	376.08
62	298.34	328.92	298.98	329.28	301.28	330.54	367.28	367.28	367.34
63	289.55	320.01	290.26	320.41	292.83	321.79	358.45	358.46	358.53
64	280.76	311.06	281.54	311.50	284.42	313.02	349.57	349.57	349.66
65	271.96	302.07	272.83	302.56	276.07	304.24	340.61	340.62	340.73
66	263.18	293.06	264.15	293.59	267.78	295.46	331.61	331.62	331.75
67	254.42	284.01	255.52	284.60	259.59	286.68	322.54	322.56	322.72
68	245.70	274.94	246.95	275.58	251.50	277.92	313.43	313.45	313.66
69	237.06	265.84	238.48	266.56	243.55	269.20	304.29	304.31	304.57
70	228.54	256.73	230.14	257.52	235.76	260.51	295.11	295.14	295.46
71	220.14	247.60	221.93	248.49	228.13	251.89	285.91	285.95	286.35
72	211.87	238.47	213.87	239.48	220.68	243.34	276.70	276.75	277.25
73	203.75	229.36	205.95	230.52	213.42	234.89	267.49	267.55	268.17
74	195.74	220.31	198.16	221.64	206.34	226.58	258.28	258.36	259.13
75	187.83	211.34	190.50	212.86	199.44	218.43	249.10	249.20	250.15
76	180.04	202.47	182.98	204.20	192.74	210.47	239.95	240.07	241.24
77	172.37	193.72	175.60	195.68	186.25	202.70	230.85	231.00	232.42
78	164.84	185.11	168.38	187.31	179.97	195.16	221.81	222.00	223.72
79	157.45	176.60	161.33	179.08	173.92	187.85	212.83	213.06	215.15
80	150.20	168.22	154.46	171.01	168.13	180.79	203.92	204.20	206.73
81	143.11	159.97	147.77	163.10	162.60	174.03	195.09	195.44	198.51
82	136.17	151.87	141.26	155.39	157.36	167.58	186.36	186.78	190.50
83	129.39	143.93	134.95	147.88	152.41	161.47	177.74	178.26	182.75
84	122.78	136.17	128.84	140.59	147.76	155.73	169.24	169.87	175.28
85	116.32	128.59	122.93	133.56	143.40	150.34	160.87	161.65	168.11
86	110.02	121.21	117.25	126.80	139.32	145.30	152.65	153.60	161.26
87	103.87	114.04	111.80	120.34	135.52	140.61	144.58	145.76	154.73
88	97.87	107.09	106.60	114.20	131.97	136.24	136.68	138.13	148.53
89	92.12	100.45	101.68	108.42	128.71	132.22	129.01	130.79	142.72
90	86.62	94.14	97.04	102.99	125.76	128.60	121.59	123.72	137.35
91	81.36	88.15	92.65	97.88	123.17	125.40	114.40	116.93	132.50
92	76.34	82.46	88.46	93.04	120.95	122.68	107.45	110.37	128.25
93	71.53	77.05	84.43	88.40	119.15	120.45	100.69	104.01	124.69
94	66.78	71.76	80.52	83.92	117.73	118.69	94.00	97.79	121.79
95	62.04	66.51	76.78	79.65	116.63	117.32	87.36	91.77	119.49
96	57.25	61.25	73.30	75.65	115.81	116.29	80.72	86.03	117.74
97	52.36	55.88	70.14	72.04	115.22	115.54	74.05	80.68	116.44
98	47.34	50.37	67.43	68.92	114.82	115.01	67.38	75.90	115.54
99	42.66	45.27	65.24	66.41	114.56	114.68	61.15	71.92	114.96
100	38.36	40.60	63.51	64.42	114.41	114.47	55.40	68.66	114.61
101	34.50	36.45	62.15	62.86	114.33	114.36	50.21	66.03	114.42
*	The consideration shown refers to the net value of the Contract used to
	purchase a fixed annuity after any applicable taxes or charges are
	deducted. For example, if the Annuitant is a 65-year old male, a life
	annuity that provides a guaranteed monthly income of $1,000 will
	cost $271,960.

**	Annuitant and joint Annuitant are assumed to be the same age.]

================================================================================
                     ANNUITY OPTIONS PURCHASE RATE TABLE
================================================================================

[The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000
Mortality Table blended 20% Male and 80% Female. Annuity improvement scale G blended 20% Male and 80% Female is used to project mortality using a generational approach with an initial projection of 40 years. The effective interest rate assumed in the Annuity Purchase Rate Table is 1.00%.

       Consideration Required to Purchase $1 of Monthly Annuity*


			Life	Life	100% Joint & Survivor**
			Annuity	Annuity		5 Years	10 Years
   Age of	Life	5 Years	10 YearsLife	Certain Certain
Annuitant	Annuity	Certain	Certain	Annuity	& Life	& Life
---------------------------------------------------------------
	55	383.93	384.15	384.91	432.45	432.45	432.46
	56	375.37	375.61	376.44	424.20	424.20	424.21
	57	366.76	367.03	367.93	415.87	415.87	415.89
	58	358.10	358.39	359.39	407.46	407.46	407.48
	59	349.40	349.71	350.80	398.98	398.98	399.00
	60	340.63	340.98	342.18	390.41	390.41	390.44
	61	331.82	332.20	333.52	381.77	381.77	381.81
	62	322.97	323.38	324.84	373.05	373.05	373.10
	63	314.08	314.53	316.13	364.26	364.26	364.31
	64	305.15	305.65	307.42	355.40	355.40	355.46
	65	296.19	296.75	298.71	346.47	346.47	346.55
	66	287.22	287.83	290.02	337.47	337.48	337.57
	67	278.22	278.90	281.34	328.41	328.42	328.54
	68	269.21	269.97	272.70	319.30	319.31	319.46
	69	260.20	261.04	264.11	310.13	310.15	310.33
	70	251.19	252.13	255.59	300.91	300.93	301.17
	71	242.19	243.24	247.15	291.66	291.68	291.98
	72	233.22	234.41	238.81	282.37	282.40	282.77
	73	224.29	225.63	230.58	273.05	273.10	273.57
	74	215.42	216.96	222.51	263.73	263.79	264.38
	75	206.65	208.39	214.60	254.42	254.50	255.24
	76	197.99	199.95	206.88	245.14	245.23	246.15
	77	189.45	191.65	199.36	235.89	236.01	237.14
	78	181.06	183.51	192.07	226.69	226.84	228.23
	79	172.77	175.52	185.01	217.54	217.72	219.44
	80	164.62	167.68	178.21	208.45	208.67	210.78
	81	156.60	160.02	171.69	199.42	191.79	202.29
	82	148.74	152.55	165.49	190.48	190.83	194.01
	83	141.03	145.28	159.62	181.65	182.08	185.98
	84	133.50	138.23	154.09	172.92	173.45	178.22
	85	126.14	131.42	148.91	164.33	164.99	170.77
	86	118.98	124.88	144.07	155.88	156.70	163.63
	87	112.01	118.62	139.56	147.58	148.61	156.82
	88	105.25	112.66	135.35	139.45	140.75	150.34
	89	98.79	107.06	131.49	131.57	133.18	144.26
	90	92.63	101.79	128.01	123.94	125.89	138.64
	91	86.79	96.82	124.93	116.56	118.88	133.56
	92	81.24	92.11	122.31	109.42	112.12	129.10
	93	75.95	87.59	120.18	102.49	105.57	125.34
	94	70.76	83.22	118.48	95.65	99.18	122.29
	95	65.61	79.06	117.17	88.85	92.98	119.86
	96	60.45	75.17	116.18	82.07	87.06	117.99
	97	55.17	71.64	115.47	75.26	81.55	116.62
	98	49.75	68.60	114.97	68.45	76.61	115.65
	99	44.74	66.17	114.65	62.09	72.50	115.03
	100	40.14	64.23	114.46	56.23	69.12	114.65
	101	36.05	62.71	114.35	50.96	66.39	114.44
*	The consideration shown refers to the net value of the Contract
	used to purchase a fixed annuity after any applicable taxes or
	charges are deducted. For example, if the Annuitant is a 65-year
	old, a life annuity that provides a guaranteed monthly income of
	$1,000 will cost $296,190.
**	Annuitant and joint Annuitant are assumed to be the same age.]

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           INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

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